Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of 36Kr Holdings Inc. of our report dated April 23, 2026 relating to the financial statements, which appears in 36Kr Holdings Inc.'s Annual Report on Form 20-F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
September 22, 2026

普华永道中天会计师事务所(特殊普通合伙)
www.pwccn.com	PricewaterhouseCoopers Zhong Tian LLP 11/F PricewaterhouseCoopers Center, Link Square 2 202 Hu Bin Road, Huangpu District, Shanghai 200021, China T: +86 (21) 2323 8888, F: +86 (21) 2323 8800